Exhibit 10.21
SECOND AMENDMENT TO REAL
ESTATE SALE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT (“Second Amendment”) is made as of December 14, 2018, by and between THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”), and REGENCY REALTY GROUP, INC., a Florida corporation (“Seller”).

RECITALS:
A.The parties heretofore executed that certain Real Estate Sale Agreement dated October 30, 2018, as modified by that certain First Amendment to Real Estate Sale Agreement dated November 30, 2018 (collectively, the “Agreement”), for the purchase and sale of certain property located in Ashburn, Virginia, as more particularly described in the Agreement.

B.Seller and Buyer have agreed to amend the terms of the Agreement as hereinafter set forth.

C.Except as otherwise expressly provided for herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Buyer acknowledge and agree as follows:

1.The foregoing recitals are true and correct and incorporated herein by this reference.

2.Section 3.3 of the Agreement is hereby amended and restated in its entirety as follows:

“3.3
Time and Place of Closing. The Closing shall take place at 10:00 A.M. at or through the offices of Escrow Agent at on January 9, 2019. By providing Buyer with written notice, no later than January 7, 2019, Seller shall have the right to extend the date of Closing to January 18, 2019 if Seller has not obtained all required Tenant Estoppel Letters. At any time during such extension period, Seller may provide Buyer with written notice that all required Tenant Estoppel Letters have been obtained, and the Closing shall be set at a time mutually agreeable to Buyer and Seller within the next three (3) business days following such written notice.”

3.The remaining terms and conditions of the Agreement remain in full force and effect.

4.This Second Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Second Amendment.

5.The parties hereby agree that an executed facsimile or pdf copy of this Second Amendment may be transmitted to either party and be deemed an original for purposes hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

“SELLER” REGENCY REALTY GROUP, INC., a Florida corporation By: /s/ Barry E. Argalas________________ Name: Barry E. Argalas________________ Title: Senior Vice President_____________

“BUYER”

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By: PHILLIPS EDISON GROCERY CENTER
        OPERATING PARTNERSHIP I L.P.,
        a Delaware limited partnership,
        Sole Member

       By: PHILLIPS EDISON GROCERY
                CENTER OP GP I
                LLC, a Delaware limited liability company,
                General Partner
               By: /s/ Robert F. Myers
               Name: Robert F. Myers
               Its: Vice President____

CONSENT AND JOINDER

“RCLP” REGENCY CENTERS, L.P., a Delaware limited partnership By: Regency Centers Corporation Its: General Partner By: /s/ Barry E. Argalas__________ Name: Barry E. Argalas Title: Senior Vice President